                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              Sequa Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[SEQUA LOGO]

                               SEQUA CORPORATION
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 2002

                             ---------------------

     The annual meeting of stockholders of SEQUA CORPORATION (the "Company") will be held in Conference Room C/D on the 2nd Floor Conference Center, 383 Madison Avenue, New York, New York, on Thursday, May 9, 2002, at 11 A.M., for the following purposes:

          1. To elect directors; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 20, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company's address set forth above.

                                          By order of the Board of Directors,

                                          Diane C. Bunt
                                          Secretary

New York, N.Y.
March 29, 2002

                                   IMPORTANT

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID WHITE ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, YOU MUST RETURN THE ENCLOSED POSTPAID ATTENDANCE CARD AS QUICKLY AS POSSIBLE. NO ONE WILL BE ADMITTED WITHOUT AN ATTENDANCE CARD. THANK YOU FOR ACTING PROMPTLY.

                               SEQUA CORPORATION
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 2002

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        PERSONS MAKING THE SOLICITATION

     The accompanying proxy is being solicited by the Board of Directors of Sequa Corporation (the "Company") for use at the annual meeting of stockholders to be held on Thursday, May 9, 2002, or any adjournment thereof. If such proxy is properly signed and returned prior to the meeting, the shares with respect to which the proxy is given will be voted as indicated thereon; provided, however, that a stockholder may revoke his proxy at any time prior to its use at the meeting, either by giving written notice addressed to the Secretary of the Company, at its executive offices located at 200 Park Avenue, New York, New York 10166, or by withdrawing his proxy and voting in person at the meeting. The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails but directors, officers and regular employees of the Company, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Company will also request banks, brokers and other nominee holders of the Company's shares to forward proxy materials to their principals or customers who are beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so. The Company anticipates that mailing of proxy material to stockholders will commence on or about April 1, 2002.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Only stockholders of record at the close of business on March 20, 2002, the record date with respect to this solicitation, will be entitled to notice of, and to vote at, the meeting. On the record date, there were outstanding 7,059,093 shares of the Company's Class A Common Stock, no par value ("Class A Common Stock"), 3,329,780 shares of the Company's Class B Common Stock, no par value ("Class B Common Stock"), and 412,815 shares of the Company's $5.00 Cumulative Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock"), which constitute the only outstanding voting securities. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock, and each share of Preferred Stock is convertible at any time into 1.322 shares of Class A Common Stock, subject to certain adjustments. Each share of Class A Common Stock and each share of Preferred Stock have one vote and, with respect to all matters to come before the meeting, will vote with the Class B Common Stock, which has ten votes per share. The presence in person or by proxy of stockholders of record representing in the aggregate a majority of the combined outstanding voting power of all classes of stock of the Company entitled to vote shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted in determining the existence of a quorum. Proxies marked (i) as abstentions, or (ii) to withhold a vote from a nominee as a director in the case of the election of directors, will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will therefore have no effect on the vote. Directors shall be elected by a plurality of votes cast. Votes are counted preliminarily by the Company's transfer agent through its automated system and, finally, at the Annual Meeting of Stockholders, by the Inspectors of Election.

                SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

     The table below sets forth information with respect to any person (other than the Company's directors) known to the Company to be the beneficial owner of more than five percent of any class of the Company's outstanding voting securities as of March 1, 2002. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

                                                         NUMBER OF SHARES                 PERCENT OF
                                                            OF CLASS A      PERCENT OF    AGGREGATE
NAME AND ADDRESS                                           COMMON STOCK       CLASS      VOTING POWER
----------------                                         ----------------   ----------   ------------
Gabelli Funds, Inc.....................................     1,535,810(1)      21.76(1)       3.76(1)
  (and affiliates)
  One Corporate Center
  Rye, NY 10580-1434
Sequa Corporation Master Trust.........................       544,800(2)       7.71          1.34
  (for participating pension plans)
  c/o The Bank of New York
  (as Master Trustee)
  One Wall Street
  New York, NY 10286
Dimensional Fund Advisors Inc..........................       363,200(3)       5.12              (4)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

                                                         NUMBER OF SHARES                 PERCENT OF
                                                            OF CLASS B      PERCENT OF    AGGREGATE
NAME AND ADDRESS                                           COMMON STOCK       CLASS      VOTING POWER
----------------                                         ----------------   ----------   ------------
Gabelli Funds, Inc.....................................     1,097,128(1)      32.95(1)      26.91(1)
  (and affiliates)
  One Corporate Center
  Rye, NY 10580-1434

                                                            NUMBER OF                     PERCENT OF
                                                            SHARES OF       PERCENT OF    AGGREGATE
NAME AND ADDRESS                                         PREFERRED STOCK      CLASS      VOTING POWER
----------------                                         ----------------   ----------   ------------
Gabelli Funds, Inc.....................................      189,600(1)       45.93(1)           (4)
  (and affiliates)
  One Corporate Center
  Rye, NY 10580-1434
Forest Investment Management LLC.......................       94,000(5)       22.77              (4)
  (and affiliates)
  53 Forest Avenue
  Old Greenwich, CT 06870

---------------

(1) Gabelli Funds, Inc. and GAMCO Investors, Inc. (and affiliates) (collectively, the "Gabelli Companies") own beneficially all classes of the Company's stock. Pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the total of the Gabelli Companies' Class A Common Stock, Class B Common Stock (if converted into Class A Common Stock) and Preferred Stock (if converted into Class A Common Stock) would give the Gabelli Companies aggregate holdings of 2,883,585 shares of Class A Common Stock, or 34.30 percent of that class. This would represent 9.31 percent of the total votes then outstanding (after conversions to Class A of all Gabelli Companies' stock) in all classes. If no conversions were done, the total current holdings of all three classes of stock by the Gabelli Companies gives them 31.14 percent of the aggregate voting power of all Company stock. Of the Preferred Stock, the Gabelli Companies have no voting power with respect to 2,400 shares. In connection with their shares of Class B Common Stock, the Gabelli Companies have no voting power with respect to 222,500 shares. The data as to holdings of the Gabelli Companies is based on their most recent filings made with the Securities and Exchange Commission (Class A Common Stock -- April 25, 2001; Class B Common Stock -- February 26, 2002; Preferred Stock -- December 27, 2001).

(2) All of the shares of Class A Common Stock held by the Sequa Corporation Master Trust (the "Trust") are voted by the Trust's Investment Committee, composed of certain officers of the Company. Such committee also makes decisions regarding acquisitions and dispositions of Company stock for the Trust.

(3) Dimensional Fund Advisors Inc. ("Dimensional") possesses both investment and voting power over 363,200 shares of Class A Common Stock. Dimensional disclaims beneficial ownership of such securities.

(4) Less than 1%.

(5) Forest Investment Management LLC ("Forest") has investment power, but no voting power, with respect to 68,200 shares of Preferred Stock. Forest disclaims beneficial ownership of such securities.

SECURITY OWNERSHIP BY MANAGEMENT

     The following table provides information as to the Company's voting securities beneficially owned as of March 1, 2002, by the Company's directors, the named executive officers of the Company and by all such directors and executive officers as a group. None of the Company's executive officers or directors is the beneficial owner of any Preferred Stock (with the exception of 600 shares owned by a trust in which the children of an executive officer have a partial remainder interest, and as to which the executive officer, who is the trustee, disclaims beneficial ownership). Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

                                NUMBER OF                            NUMBER OF                 PERCENT OF
                                SHARES OF                            SHARES OF                 AGGREGATE
                                 CLASS A                PERCENT OF    CLASS B      PERCENT OF    VOTING
                               COMMON STOCK               CLASS     COMMON STOCK     CLASS       POWER
                               ------------             ----------  ------------   ----------  ----------
Norman E. Alexander..........   2,179,141(a)(b)(c)(d)     30.80      1,944,744       58.40       53.03
Leon Black...................       3,154                  (e)            None         --         (e)
Alvin Dworman................       4,241                  (e)            None         --         (e)
David S. Gottesman...........      10,669                  (e)            None         --         (e)
Stuart Z. Krinsly............      74,344(a)(c)(d)         1.05         64,030        1.92        1.75
Donald D. Kummerfeld.........         200                  (e)            None         --         (e)
Richard S. LeFrak............       5,169                  (e)             500        (e)         (e)
Howard M. Leitner............       4,069(a)(c)(d)         (e)            None         --         (e)
John J. Quicke...............      33,162(d)(f)            (e)            None         --         (e)
R. Scott Schafler............           0                   0             None         --          0
Michael I. Sovern............       1,000                  (e)            None         --         (e)
Fred R. Sullivan.............       4,912(g)               (e)             648(g)     (e)         (e)
Gerald Tsai, Jr..............         500                  (e)            None         --         (e)
Martin Weinstein.............      38,949(a)(d)            (e)            None         --         (e)
All executive officers and
  directors as a group (14
  persons)...................   2,365,490(a)(b)(c)(d)     33.18      2,009,946(d)    60.36       55.01

---------------

(a) Includes certain shares held for the benefit of the named executive officer in the Company's 401(k) Plan.

(b) Includes 110,415 shares of Class A Common Stock owned by the Norman and Marjorie Alexander Foundation, as to which Mr. Alexander disclaims beneficial ownership.

(c) Does not include shares held by the Sequa Corporation Master Trust (see "Security Ownership by Certain Beneficial Owners," above), of which Messrs. Alexander, Krinsly and Leitner are members of its Investment Committee.

(d) Includes shares of Class A Common Stock which may be obtained upon the exercise, within sixty days of the date of this Proxy Statement, of stock options by Mr. Alexander -- 15,000; Mr. Quicke -- 17,000; Mr.
    Krinsly -- 12,000; Dr. Weinstein -- 17,000; Mr. Leitner -- 3,333; and by all executive officers as a group -- 69,333.

(e) Less than 1%.

(f) Includes 600 shares of Class A Common Stock owned by minor children of Mr. Quicke or by trusts for the benefit of the minor children, as to which he disclaims beneficial ownership.

(g) Includes 1,209 shares of Class A Common Stock and 198 shares of Class B Common Stock owned by Mrs. Fred R. Sullivan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is required to report to the Securities and Exchange Commission (the "SEC") by a specified date his or her beneficial ownership of, or transactions in, the Company's securities. Reports received by the Company indicate that all such directors and officers have filed all requisite reports with the SEC on a timely basis during or with respect to 2001.

ITEM 1.

                             ELECTION OF DIRECTORS

DIRECTORS

     At the meeting, twelve directors are to be elected to hold office until the next annual meeting and until their successors shall have been elected. If no other instructions are given, the persons named in the enclosed form of proxy will vote for the election of the nominees named in the table below. In case any such nominee should become unavailable for any reason, an event not now anticipated, the proxy holders reserve the right to substitute another person of their choice in his place. Each of the nominees, except for Mr. Schafler, has previously been elected by the stockholders.

                                                    PRESENT OCCUPATION AND
NAME AND AGE                                          OTHER INFORMATION
------------                                        ----------------------
Norman E. Alexander
Age 87.........................  Chairman of the Board and Chief Executive Officer of the
                                 Company since 1975. Served as President and Chief Executive
                                 Officer from 1957 to 1975 and as President from 1982 to
                                 1983. Has been a director of the Company since 1957 and is a member of the Executive Committee. May be deemed to be a
                                 control person of the Company (see "Voting Securities and
                                 Ownership Thereof by Certain Beneficial Owners and
                                 Management").

Leon Black
Age 50.........................  Principal and Founding Partner, Apollo Management, L.P.
                                 (since 1995) and related entities (private investment
                                 firms). Also a director of Allied Waste Industries, Inc.,
                                 AMC Entertainment Inc., Samsonite Corporation, Vail Resorts,
                                 Inc., United Rentals, Inc., and Wyndham International, Inc.
                                 Is a Trustee of Mt. Sinai Hospital, the Museum of Modern
                                 Art, Lincoln Center for the Performing Arts, Prep for Prep,
                                 The Jewish Museum, Cardozo School of Law, The Asia Society,
                                 Spence School and Vail Valley Foundation. Has been a
                                 director of the Company since 1997 and is a member of the
                                 Nominating Committee.
Alvin Dworman
Age 76.........................  Chairman, ADCO Group (a financial services, merchant banking and real estate company) since 1981. Has been a director of the Company since 1987 and is a member of the Audit
                                 Committee, the Executive Committee and the Compensation
                                 Committee.

David S. Gottesman
Age 75.........................  Managing Partner, First Manhattan Co. (an investment management company) since 1964. Has been a director of the
                                 Company since 1982 and is Chairman of the Nominating
                                 Committee.

                                                    PRESENT OCCUPATION AND
NAME AND AGE                                          OTHER INFORMATION
------------                                        ----------------------
Stuart Z. Krinsly
Age 84.........................  Senior Executive Vice President and General Counsel of the
                                 Company since 1982; from 1966 to 1982, served as an officer and General Counsel of the Company. Has been a director and officer of the Company since 1957 and is a member of the
                                 Executive Committee.

Richard S. LeFrak
Age 56.........................  President, Lefrak Organization, Inc. (a diversified, privately held company active in major residential and
                                 commercial real estate development projects, oil and gas
                                 exploration, finance and entertainment production) since
                                 1975. Has been a director of the Company since 1986 and is a member of the Nominating Committee.

John J. Quicke
Age 52.........................  President and Chief Operating Officer of the Company since
                                 1993. Served as Senior Executive Vice President, Operations,
                                 of the Company from 1992 to 1993; from 1991 to 1992, served as Vice President, Financial Services of the Company; from
                                 1987 to 1991, served as Vice President, Financial Projects of the Company. Held various offices and positions in
                                 Chromalloy American Corporation (which became a subsidiary of the Company in 1986) from 1979 to 1987. Has been a
                                 director of the Company since 1993 and is a member of the
                                 Executive Committee.

R. Scott Schafler
Age 51.........................  President of Cortec Group, Inc. (a New York based buyout group specializing in acquisition, operation and growth of middle market manufacturing companies) since 1984. Has been a director of the Company since 2002.

Michael I. Sovern
Age 70.........................  Chancellor Kent Professor of Law and President Emeritus of
                                 Columbia University since 1993; President of Columbia
                                 University from 1980 to 1993; President of the Shubert
                                 Foundation since 1996. Chairman of Sotheby's Holdings, Inc.
                                 since 2000. Also a director of AT&T and the Shubert
                                 Organization. Served as Advisor to the Board of Directors of
                                 the Company from 1990 to May 1996. Member of the Board of
                                 Directors of the Company from May 1996 to November 2000 and from December 2001 to present.

Fred R. Sullivan
Age 87.........................  Managing Partner, FRS Capital Company, LLC. Served as
                                 Chairman of the Board and Chief Executive Officer, Richton
                                 International Corporation (a diversified service company)
                                 from 1989 to 2001. From 1987 to 1991, served as Chairman of the Board and President, Interim Systems Corporation (a
                                 temporary personnel and health care service company). From
                                 1971 to 1988, served as Chairman of the Board and President,
                                 Kidde, Inc. (a multi-market manufacturing and service
                                 company). Has been a director of the Company since 1962 and is a member of the Audit Committee.

                                                    PRESENT OCCUPATION AND
NAME AND AGE                                          OTHER INFORMATION
------------                                        ----------------------
Gerald Tsai, Jr.
Age 73.........................  Private investor. From 1993 to 1997, served as Chairman,
                                 President and Chief Executive Officer, Delta Life
                                 Corporation (an insurance company); private investor from
                                 1991 to 1993; Chairman of the Executive Committee of the
                                 Board of Directors, Primerica Corporation (a diversified
                                 financial services company) from 1988 to 1991; from 1987 to
                                 1988, was Chairman and Chief Executive Officer of Primerica;
                                 and from 1982 to 1987, held several other offices at
                                 Primerica. Has been a director of the Company since 1976 and is Chairman of the Compensation Committee and of the Audit
                                 Committee. Also a director of Saks Incorporated, Triarc
                                 Companies, Inc., and Zenith National Insurance Corp. Also a
                                 Trustee of Boston University, Mount Sinai-NYU Medical Center
                                 and NYU School of Medicine Foundation.

Martin Weinstein
Age 66.........................  Executive Vice President, Gas Turbine Operations since 1999.
                                 Served as Senior Vice President, Gas Turbine Operations of
                                 the Company from 1988 to 1999; from 1987 to 1988, served as
                                 Vice President, Gas Turbine Operations of the Company. Held
                                 various offices and positions in Chromalloy American
                                 Corporation (which became a subsidiary of the Company in
                                 1986) from 1968 to 1987. Has been a director of the Company since 1999.

     During 2001, the Company's Board of Directors held eight regularly scheduled meetings. All of the directors then in office, except for Mr. Black, attended at least 75% of the aggregate of regularly scheduled Board meetings and meetings of committees of which they are members, respectively.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE
             "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's standing committees are Executive, Audit, Compensation and Nominating. During 2001, membership on those committees consisted of the following: Executive Committee: Messrs. Alexander, Dworman, Krinsly and Quicke; Audit Committee: Messrs. Dworman, Sullivan and Tsai; Compensation Committee:
Messrs. Dworman (as of March 1, 2001), Kummerfeld and Tsai; and Nominating
Committee: Messrs. Gottesman, Black and LeFrak. The Executive Committee acts in place of the full Board of Directors between meetings thereof, evaluates a variety of projects of the Company and makes recommendations to the Board. The Executive Committee held one meeting during 2001. The activities of the Audit Committee include a review with the independent auditors of the plans and results of the audit engagement; conferring with respect to audit activities; consideration of the independence of the auditors; review of the auditors' fees; and the recommendation to the Board as to the engagement of the auditors. During 2001, the Audit Committee held two meetings. The Compensation Committee recommends to the Board the compensation arrangements for directors and officers. During 2001, the Compensation Committee held two meetings. The Nominating Committee selects candidates for election to the Board of Directors or to fill vacancies thereon, after consideration of nominees proposed to it in writing, provided that such nominees have agreed in writing to be candidates for the Board of Directors. The Nominating Committee did not meet during 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Alex Alexander, brother of Norman E. Alexander (Chairman, Chief Executive Officer and a director of the Company), performs a variety of real estate and marketing services for Chromalloy Men's Apparel Group Inc. (a subsidiary of the Company), including participating in sales force performance reviews and leasing and acquisition matters. He is compensated at an annual rate of $85,000 plus certain employee benefits. This arrangement commenced in early 1994, and the aggregate cost to the Company of such payments and benefits in 2001 was $96,675.

     The Sequa Corporation Master Trust for participating pension plans (the "Trust") is a limited partner in Apollo Investment Funds, L.P., in which Mr. Leon Black, a director of the Company, is a general partner. The Trust has committed an aggregate of $12.5 million to these funds, approximately 83 % of which had been invested by December 31, 2001. The remainder could be called during 2002 or thereafter. The Trust's capital contributions to date and unfunded commitments represent approximately 5.75% of the total assets of the Trust.

     The Trust is a limited partner in Cortec Group Fund II, L.P. in which Mr.
R. Scott Schafler, a director of the Company, is a principal. The Trust has committed an aggregate of $2 million to this fund, approximately 100% of which had been invested by December 31, 2001. The Trust's capital contributions to date represent approximately less than 1% of the total assets of the Trust.

LEGAL PROCEEDINGS

     On April 27, 2001, a former manager of office services at the Company, who married an executive officer (not one of the executive officers named in this proxy statement) of the Company while she was an employee, filed a lawsuit against the Company and an officer of the Company individually alleging various causes of action, inter alia, age discrimination and harassment, arising out of her termination of employment at the Company in the course of a reduction in force. The Company believes that this lawsuit is without merit and intends to vigorously defend the action.

     Mr. Schafler is a managing partner of Cortec Management (II), L.L.C., which is the general partner of Cortec Group Fund II, L.P. One of the Cortec Group Fund II, L.P.'s investments, New Decor Holdings Corporation and its operating subsidiary Decor Gravure Corporation, filed a voluntary petition under Chapter 11 of the Bankruptcy Code, U.S. C. sec.101, et seq. on February 4, 2002. Mr. Schafler was a director of New Decor Holdings and Decor Gravure Corporation until October 2001.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company received an annual retainer of $35,000 for 2001 and $1,000 for each meeting attended. Non-employee members of the Executive Committee, Audit Committee, Nominating Committee and Compensation Committee receive an additional annual fee of $5,000, $3,500, $2,500 and $3,500, respectively, and $1,000 for each committee meeting attended. The Company also reimburses its non-employee directors for travel, lodging and related expenses they may incur in attending Board and Committee meetings. Each director who is not an employee of the Company may elect to participate in the 1998 Directors' Stock Compensation Plan, whereby the participating director receives his annual retainer and meeting fees in the form of restricted shares of the Company's Class A Common Stock, in lieu of cash.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid for services rendered in all capacities to the Company and its subsidiaries with respect to 1999, 2000 and 2001 to the Chief Executive Officer of the Company and to the next four most highly compensated executive officers.

                                                                                  LONG TERM
                                                                                COMPENSATION
                                                                               ---------------
                                              ANNUAL COMPENSATION                  AWARDS
                                    ----------------------------------------   ---------------
                                                                OTHER ANNUAL     SECURITIES       ALL OTHER
                                                                COMPENSATION     UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     SALARY     BONUS ($)(1)       ($)        OPTIONS/SARS(#)      ($)(2)
---------------------------  ----   ----------   ------------   ------------   ---------------   ------------
Norman E. Alexander.......   2001   $1,400,748    $        0          --               --           $5,100
  Chairman and Chief         2000    1,346,837     1,321,572          --               --            5,100
  Executive Officer          1999    1,293,776       758,544          --               --            4,800
John J. Quicke............   2001      615,435             0          --               --            6,234
  President and Chief        2000      585,729       475,613          --            7,500            5,642
  Operating Officer          1999      554,630       228,480          --               --            5,446
Stuart Z. Krinsly.........   2001      749,290             0          --               --            5,106
  Senior Executive           2000      720,348       652,462          --               --            5,143
  Vice President and         1999      691,978       374,343          --               --            4,886
  General Counsel
Martin Weinstein..........   2001      539,297(3)     239,275         --               --            5,100
  Executive Vice President,  2000      554,285       451,839          --            7,500            5,100
  Gas Turbine Operations     1999      524,397       338,056          --               --            4,800
Howard M. Leitner.........   2001      267,704             0          --               --            5,556
  Senior Vice President,     2000      258,024       193,518          --               --            5,100
  Finance                    1999       11,909(4)          --         --            5,000              -0-

---------------

(1) Bonuses are paid in the first quarter of the year following the year with respect to which they have been earned (i.e., bonuses earned with respect to 2001 are paid in the first quarter of 2002; these bonuses are reported in the Summary Compensation Table, above, on the 2001 Bonus line).

(2) These amounts consist of a matching contribution by the Company under the respective 401(k) Plan in which each executive officer participates ($4,800 as to each named executive officer in 1999, and $5,100 in 2000 and 2001), plus (i) with respect to Mr. Quicke, $646, $542 and $1,134 for executive term life insurance premiums in 1999, 2000 and 2001, respectively; and (ii) with respect to Mr. Krinsly, $86, $43 and $6 for executive term life insurance premiums in, 1999, 2000 and 2001, respectively; and (iii) with respect to Mr. Leitner, $456 for executive term life insurance premiums in 2001.

(3) As part of a cost containment program instituted at Chromalloy Gas Turbine Corporation in September 2001, all salaried personnel at Chromalloy Gas Turbine and its subsidiaries above a certain compensation level accepted a temporary reduction in pay. For Dr. Weinstein, the reduction was 20% of his salary. Regular salaries were reinstated as of January 1, 2002.

(4) Mr. Leitner commenced employment with the Company on December 16, 1999.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     There were no stock options granted to any of the named executive officers during 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES TABLE

     The following table shows the number of shares of Class A Common Stock represented by outstanding unexercised stock options (there are no SARs) held by each of the named executive officers as of December 31, 2001. There were no shares of Class A Common Stock acquired on exercise by any of the named executive officers during 2001.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                SHARES                            OPTIONS AT            IN-THE-MONEY OPTIONS AT
                               ACQUIRED         VALUE         FISCAL YEAR-END(#)          FISCAL YEAR-END($)
NAME                        ON EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                        --------------   -----------   -------------------------   -------------------------
Norman E. Alexander.......         0               0             15,000/-0-                     -0-/-0-
John J. Quicke............         0               0             17,000/2,500               $56,000/$28,000
Stuart Z. Krinsly.........         0               0             12,000/-0-                     -0-/-0-
Martin Weinstein..........         0               0             17,000/2,500               $56,000/$28,000
Howard M. Leitner.........         0               0              3,333/1,667                   -0-/-0-

PENSION PLANS

     The following tables show the estimated annual pension benefits payable to each covered participant at normal retirement age under the Company's qualified defined benefit pension plans, taking into account any applicable non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and any existing individual agreements, based on remuneration that is covered under the plans and agreements and years of service with the Company and its subsidiaries. There are separate pension plans within the Company for various subsidiaries.

                              PENSION PLAN TABLE-A

                                                                 YEARS OF SERVICE
                                                   ---------------------------------------------
PLAN COMPENSATION                                     35          40          45          50
-----------------                                  ---------   ---------   ---------   ---------
1,000,000........................................    571,713     653,387     735,060     816,733
1,200,000........................................    688,380     786,720     885,060     983,400
1,400,000........................................    805,047     920,053   1,035,060   1,150,067
1,600,000........................................    921,713   1,053,387   1,185,060   1,316,733
1,800,000........................................  1,038,380   1,186,720   1,335,060   1,483,400
2,000,000........................................  1,155,047   1,320,053   1,485,060   1,650,067
2,200,000........................................  1,271,713   1,453,387   1,635,060   1,816,733
2,400,000........................................  1,388,380   1,586,720   1,785,060   1,983,400
2,600,000........................................  1,505,047   1,720,053   1,935,060   2,150,067
2,800,000........................................  1,621,713   1,853,387   2,085,060   2,316,733
3,000,000........................................  1,738,380   1,986,720   2,235,060   2,483,400

Table A applies to Messrs. Alexander and Krinsly.

     Mr. Alexander is required to receive $243,779 annually from the qualified defined benefit plan portion of the aggregate benefit shown in Table A.

     Mr. Krinsly's pension benefit was subject to actuarial increases for commencement after age 65. However, since Mr. Krinsly elected to begin receiving the qualified defined benefit portion of the aggregate benefit in the amount of $650,998 annually beginning on January 1, 1998 there are no further actuarial increases in Mr. Krinsly's total pension benefit after December 31, 1997. Mr. Krinsly's actuarially increased benefit effective December 31, 1997 in the amount of $1,219,048 replaces the lower amount shown in Table A.

                              PENSION PLAN TABLE-B

                                                        YEARS OF SERVICE
                                 --------------------------------------------------------------
PLAN COMPENSATION                   5         10         15        30*         35         40
-----------------                -------   --------   --------   --------   --------   --------
 200,000.......................  $13,817   $ 27,633   $ 41,450   $ 82,900   $ 96,717   $105,717
 400,000.......................   28,817     57,633     86,450    172,900    201,717    219,717
 600,000.......................   43,817     87,633    131,450    262,900    306,717    333,717
 800,000.......................   58,814    117,633    176,450    352,900    411,717    447,717
1,000,000......................   73,817    147,633    221,450    442,900    516,717    561,717

---------------

* Columns for 20 and 25 years have been omitted as inapplicable.

Table B applies to Messrs. Quicke and Leitner.

                              PENSION PLAN TABLE-C

                                                                     YEARS OF SERVICE
                                                              ------------------------------
PLAN COMPENSATION                                                30         35         40
-----------------                                             --------   --------   --------
$400,000....................................................  $215,396   $235,906   $256,416
 500,000....................................................   271,799    297,436    323,074
 600,000....................................................   328,201    358,966    389,731
 700,000....................................................   384,604    420,496    456,389

Table C applies to Dr. Weinstein.

     Compensation covered by the plans is total pay for services, including elective deferrals to qualified plans, but excluding severance payments, expense reimbursements, and other non-wage items. With respect to Messrs. Alexander and Krinsly, their respective benefits are based on their respective highest average annual compensation in any five consecutive years of employment with the Company. With respect to Messrs. Quicke and Leitner, their respective benefits are based on their respective average compensation for all years after 1992. With respect to Dr. Weinstein, benefits are based on his average compensation for all years after 1979.

     The credited years of service and plan compensation for the named executive officers are:

                                                                ESTIMATED
                                                              CREDITED YEARS       PLAN
                                                                OF SERVICE     COMPENSATION
                                                              --------------   ------------
Alexander...................................................        45          $2,338,446
Krinsly.....................................................        45           1,186,741
Quicke......................................................        34             719,674
Weinstein...................................................        32             580,195
Leitner.....................................................         6             359,623

     Benefits shown are computed as a straight life annuity beginning at normal retirement age (65) or current age if older. Some benefit formulas include an offset for a portion of estimated Social Security benefits.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company has entered into employment agreements with the named executive officers listed below (supplementary retirement agreements with any of the named executive officers are accounted for in the foregoing section, "Pension Plans").

                                                                                            ANNUAL
NAME                                       TITLE                 TERM OF AGREEMENT       COMPENSATION
----                                       -----                 -----------------       ------------
John J. Quicke.................  President and Chief           1/1/95 - 12/31/2004(1)      $620,300(2)
                                 Operating Officer
Martin Weinstein...............  Senior Vice President, Gas    6/1/96 - 12/31/2004(1)       587,900(2)
                                 Turbine Operations
Howard M. Leitner..............  Senior Vice President,       12/16/99 - 12/15/2004(1)      269,600(2)
                                 Finance

---------------

(1) The term may be extended or terminated prior to expiration under certain circumstances (including death, disability and for cause, as such term is defined therein).

(2) These amounts reflect March 1, 2001 salaries and do not include additional incentive compensation which may be payable.

STOCK PERFORMANCE GRAPH -- 5 YEAR CUMULATIVE INDEX

     The graph set forth below compares the annual percentage change in the cumulative total shareholder return on an investment of $100 in the Company's Common Stock, on an indexed basis, with the S&P 500 Stock Index and the S&P Aerospace/Defense Index, for the period of five years ended December 31, 2001.

                          TOTAL RETURN TO SHAREHOLDERS
                              REINVESTED DIVIDENDS


                     [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------
                                          1996    1997    1998    1999    2000    2001
----------------------------------------------------------------------------------------
 Sequa Corp - CL A                       100.00  165.76  152.55  137.42   92.68   102.88

 Sequa Corp - CL B                       100.00  149.00  147.00  120.00  111.50   108.00

 S&P 500 Index                           100.00  133.36  171.48  207.56  188.66   166.24

 Aerospace/Defense - 500                 100.00  102.88   78.87   76.83  121.13   100.50


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is developed and implemented by the Company's Human Resources Department in conjunction with the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of three non-employee directors, reviews and approves all elements of the program, which is then submitted to the full Board of Directors for ratification. This program is based upon objectives that seek to attract and retain key executives critical to the success of the Company, and to reward and motivate executives for performance that maximizes Company success and shareholder value. In order to accomplish these goals, the Company has designed a competitive base salary program and annual incentive cash bonus plans, the latter of which are predominantly geared toward achievement of stated financial goals. In addition, the Company may award stock option grants from time to time in order to emphasize stockholder returns and focus on long-term goals.

     With the U.S. economy in recession, many of the Company's operations confronted difficult market conditions in 2001, a situation worsened by the aftermath of the September 11 attacks. In response to constrained market conditions, the Company instituted a number of cost-containment measures, one of which is a 90-day deferral of merit increases for certain salaried employees, including the named executive officers. Consequently, the Compensation Committee's review of senior management salaries, ordinarily conducted in February of each year, has been postponed for 90 days.

     Base salaries for executive officers of the Company are intended to maintain competitive rates of pay for executives in relation to the market. The Company competes for executive talent across a broad range of industrial and non-industrial industry segments. The Company's Human Resources Department collects and analyzes competitive salary data from a comprehensive group of surveys produced by leading human resource/ compensation consulting firms, including Towers Perrin, Hewitt Associates, the Conference Board, William M. Mercer, Inc. Worldatwork, and Buck Consultants, with particular reliance on the findings of Towers Perrin and Hewitt Associates, where data most closely aligns with the actual responsibilities of Sequa's senior management group. The Compensation Committee reviews the analysis as part of its competitive compensation review.

     Last year, the Compensation Committee's review of the competitive market resulted in salary increases of 4.0% to Messrs. Alexander and Krinsly; 5.0% to Messrs. Quicke and Weinstein; and 4.5% to Mr. Leitner, all awarded in March 2001. The increases were granted as a result of the Compensation Committee's determination that these adjustments were required in order to maintain competitive salary levels and to sustain a high degree of executive motivation. The Compensation Committee's conclusions were based upon the detailed comparisons presented in the analysis with respect to Company size, complexity and industry mix, overlaid by the performance, experience and tenure of the Company's executive officers.

     The Company's annual incentive bonus plans seek to motivate and reward executives by recognizing the impact their individual accomplishments have had on the financial performance of the Company or of a particular division during the previous year. Four of the five named executive officers are awarded bonuses under the Company's Management Incentive Bonus Program for Corporate Executive Officers (the "Plan"). (The fifth named executive officer is awarded a bonus under a separate bonus plan, discussed below.) Under the Plan, bonuses are earned under a formula derived from the Company's budgeted primary earnings per share before extraordinary items ("EPS") for the year. The targets for minimum, par and maximum bonus consideration are determined each year by the Compensation Committee.

     The Plan was initially approved by stockholders in 1994 to comply with
Section 162(m) of the Internal Revenue Code, and certain amendments were approved by the stockholders in 1995. In accordance with the requirements of
Section 162(m), the Plan was reapproved by the stockholders at the 2000 Annual Meeting of Stockholders. Section 162(m) provides that compensation of an executive officer who is required to be listed in the Summary Compensation Table of the Proxy Statement is not tax deductible by the Company to the extent that it exceeds $1.0 million, unless certain criteria (including shareholder approval) have been met. Thus, bonuses (but not salaries) payable to Corporate Executive Officers under the Plan (which complies with the requirements of Section 162(m)) are tax deductible by the Company even if they raise total compensation of any such officer to more than $1.0 million. While the terms of the Plan provide that it cannot be substantively amended without shareholder approval (or it will no longer be in compliance with Section 162(m)), the Compensation Committee always retains discretion to impose more restrictive, although not more generous, criteria under the Plan. The terms of the Plan provide for the achievement of budgeted EPS levels as follows: 85% of the budgeted EPS would make the participant eligible for a minimum bonus, 100% of the budgeted EPS would make the participant eligible for a "par" bonus, and 115% of the budgeted EPS would make the participant eligible for a maximum bonus. For the 2002 fiscal year, the Compensation Committee has decided to exercise its discretion to impose more restrictive criteria: 100% of the budgeted EPS will make the participant eligible for a minimum bonus, 250% of the budgeted EPS will make the participant eligible for a "par" bonus, and 400% of budgeted EPS will make the participant eligible for a maximum bonus.

     For the Chairman/Chief Executive Officer and the Senior Executive Vice President/ General Counsel, the bonus opportunity is derived entirely from EPS targets. For the President/Chief Operating Officer and the Executive Vice President, Gas Turbine Operations, 33.3% of the total bonus opportunity is based upon the corporate EPS targets, and 66.6% is based on the actual operating income and return on net assets ("RONA"), as compared against budgeted targets, for the operations under their respective direction.

     Based on the Company's EPS performance in 2001, the Chairman/Chief Executive Officer and the Senior Executive Vice President/General Counsel were not awarded any bonus. Based on the Company's EPS performance results and the operating income and RONA of the operations under his direction, the President/ Chief Operating Officer was also not awarded a bonus for 2001. The Executive Vice President, Gas Turbine Operations was awarded no bonus based on the Company's EPS performance but was awarded a bonus of $239,275 based on the operating income and RONA of the Gas Turbine Operations.

     The Senior Vice President, Finance is eligible for a bonus award under the Company's Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff. The Senior Vice President, Finance was awarded no bonus for 2001, based exclusively upon the Company's EPS performance. For the 2002 fiscal year, the Compensation Committee has decided to set the target for EPS under this plan at the same levels as the Plan described above: 100% of the budgeted EPS will make the participant eligible for a minimum bonus, 250% of the budgeted EPS will make the participant eligible for a "par" bonus, and 400% of budgeted EPS will make the participant eligible for a maximum bonus.

     The Compensation Committee is confident that Sequa's executive officer group is fully equipped to meet whatever challenges are encountered in the course of directing the Company's operations. The Compensation Committee believes that the total compensation packages provided to the Company's executive officers are competitive and are appropriate to assure the retention and motivation of this highly skilled and experienced segment of the Sequa workforce.

                                          COMPENSATION COMMITTEE
                                          Gerald Tsai, Jr., Chairman
                                          Alvin Dworman
                                          Donald D. Kummerfeld

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty nor responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

     The Audit Committee of the Company's Board of Directors is currently composed of three directors, none of whom are officers or employees of the Company. All members of the Audit Committee are "independent" under rules recently adopted by the New York Stock Exchange. The Board of Directors has adopted a written charter for the Audit Committee. The complete text of the charter, which reflects standards set forth in new Securities and Exchange Commission regulations and New York Stock Exchange rules, was included as an appendix to the 2001 proxy statement.

     In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices of the Company. Typically, for each fiscal year, the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries, subject to the approval of the Board of Directors, and such selection is subsequently presented to the Company's stockholders for ratification. Due to the unusual circumstances this year, the Audit Committee has recommended to the Board that new independent public accountants be selected to audit the 2002 financial statements of the Company and its subsidiaries. The selection process is currently under way, and the full Board will make the final selection of the independent public accounts for the Company for the 2002 fiscal year. Due to time constraints, the selection of the Company's independent public accountants for 2002 will not be presented to the stockholders for ratification at the 2002 annual meeting.

     Prior to the release of quarterly earnings announcements in fiscal year 2001, the chairman of the Audit Committee reviewed and discussed the interim financial information contained therein with Arthur Andersen LLP, the independent auditors, and with the Company's chief financial officer and its controller. In overseeing the preparation of the Company's year-end audited financial statements, the Audit Committee met with both management and the Company's independent auditors and reviewed and discussed the financial statements prior to their issuance. The Audit Committee also discussed significant accounting issues and the results of the audit with both management and the Company's independent auditors. The Audit Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee received from Arthur Andersen LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) describing all relationships between the outside auditors and the Company that might bear on the auditors' independence and discussed this information with Arthur Andersen LLP. The Audit Committee also discussed with management, the director of internal audit and with Arthur Andersen LLP the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. As a result of many discussions at the Audit Committee and Board of Directors level, a decision was made to have an unaffiliated accounting firm supplement the staff of the internal audit department. The Audit Committee also reviewed with both Arthur Andersen LLP and the director of internal audit their audit plans, audit scope and identification of audit risks.

     On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          MEMBERS OF THE AUDIT COMMITTEE
                                          Alvin Dworman
                                          Fred R. Sullivan
                                          Gerald Tsai, Jr., Chairman

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has decided to explore the possibility of engaging different independent public accountants for the 2002 fiscal year. Although Arthur Andersen LLP has been regularly employed as the independent auditors of the Company since 1940, recent events have led the Board to make such decision. The Company expects to finalize its selection in the near future and will notify the Company's stockholders through the issuance of a press release and other appropriate communications.

     Arthur Andersen LLP was the Company's independent auditors for the fiscal year ended December 31, 2001. Representatives of the firm are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     AUDIT FEES. The aggregate fees for professional services rendered by Arthur Andersen LLP in connection with their audit of the Company's consolidated financial statements for the fiscal year 2001 and reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year was approximately $1.8 million.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no professional services rendered by Arthur Andersen LLP in the 2001 fiscal year relating to financial information systems design and implementation.

     ALL OTHER FEES. The aggregate fees for all other services rendered by Arthur Andersen LLP in the 2001 fiscal year was approximately $1.2 million and can be sub-categorized as follows:

     Attestation Fees. The aggregate fees for attestation services rendered by Arthur Andersen LLP for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures and consultation on accounting standards or transactions was approximately $0.2 million.

     Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance, and assistance with non-financial system implementation, rendered by Arthur Andersen LLP in the 2001 fiscal year was approximately $1.0 million.

     The Audit Committee has considered the provision by Arthur Andersen LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining Arthur Andersen LLP's independence.

                                 OTHER MATTERS

     The management of the Company knows of no business other than that referred to herein to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any adjournment thereof, it is intended that all proxies will be voted with respect to such business in accordance with the best judgment of the persons named in said proxies.

             PROPOSALS OF STOCKHOLDERS FOR THE 2003 ANNUAL MEETING

     Proposals by stockholders intended to be presented for action at the 2003 annual meeting of stockholders must be received by the Company at its principal executive offices, 200 Park Avenue, New York, New York 10166, not later than December 2, 2002. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. The SEC has amended Rule 14a-4(c) under the Exchange Act which governs the Company's use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in the Company's proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. Therefore, in the event a stockholder does not notify the Company at least 45 days before the date the Company mailed its proxy material for the prior year's annual meeting of stockholders (which date would be February 14, 2003 for the Company's 2003 Annual Meeting) of an intent to present such a proposal at the Company's 2003 Annual Meeting, the Company's management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the Proxy Statement.

March 29, 2002

                                   APPENDIX I

                                ADMISSION TICKET

                               SEQUA CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                             May 9, 2002 11:00 a.m.
                               383 Madison Avenue
                 Second Floor Conference Center, Auditorium C/D
                               New York, New York

If you plan to attend the Annual Meeting, please sign and return the self-addressed, postage paid portion of this card.

You will need to present this portion of the card in order to be admitted to the Sequa Annual Meeting on May 9, 2002.
--------------------------------------------------------------------------------

I plan to attend the Annual Meeting of Stockholders of Sequa Corporation on May 9, 2002.

--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Please print/type full name as it appears on proxy card

Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Stock Ownership:     Class A      Class B      Preferred
--------------------------------------------------------------------------------
                          Please check all that apply

                                   APPENDIX I

                                ADMISSION TICKET

                                SEQUA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                             May 9, 2002 11:00 a.m.
                               383 Madison Avenue
                           2nd Floor Conference Center
                                 Auditorium C/D
                               New York, New York

           If you plan to attend the Annual Meeting, please mark the notification box on the bottom portion of this card.

           YOU MUST PRESENT THIS PORTION OF THE CARD IN ORDER TO BE ADMITTED TO THE SEQUA CORPORATION ANNUAL MEETING ON MAY 9, 2002.




           Please note: The number(s) specified above refer(s) to the number of shares. Class A Common Stock and $5.00 Cumulative Convertible Preferred Stock are each entitled to one vote per share. Class B Common Stock is entitled to ten votes per share.


                            *  PLEASE DETACH HERE   *
--------------------------------------------------------------------------------


        MARK, SIGN, DATE AND RETURN                [X]
[   ]   THE PROXY CARD PROMPTLY
        USING THE ENCLOSED ENVELOPE.      VOTES MUST BE INDICATED
                                          (X) IN BLACK OR BLUE INK.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1.

1. ELECTION OF DIRECTORS:

FOR        WITHHOLD                             I plan to attend the Annual Meeting.               [ ]
ALL   [ ]  FOR ALL   [ ]  EXCEPTIONS    [ ]
                                                To change your address, please mark this box.      [ ]


Nominees: Messrs. Alexander, Black, Dworman, Gottesman, Krinsly, LeFrak, Quicke,
          Schafler, Sovern, Sullivan, Tsai and Weinstein

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

Exceptions*_______________________________________


                               [SCAN LINE]


                               NOTE: Please sign as name appears hereon.
                               When signing as attorney, executor,
                               administrator, trustee, guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                               Date   Share Owner sign here   Co Owner sign here

                               ----   ---------------------   ------------------

                                SEQUA CORPORATION
      SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF
                                STOCKHOLDERS OF
                        SEQUA CORPORATION - MAY 9, 2002


      The undersigned hereby appoints Norman E. Alexander, Stuart Z. Krinsly, John J. Quicke and Martin Weinstein, or any of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting to be held at 383 Madison Avenue, 2nd Floor Conference Center, Auditorium C/D, New York, New York at 11:00 AM and any adjournment or postponement thereof all shares of Common and Preferred Stock of Sequa Corporation that the undersigned would be entitled to vote at such meeting.

      This proxy, when properly executed, will be voted as directed by the stockholder. If no direction is given, when the duly executed proxy is returned, the shares represented by this proxy will be voted FOR all nominees in Item 1. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side.)



                                  SEQUA CORPORATION
                                  P.O. BOX 11180
                                  NEW YORK, N.Y. 10203-0180